UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2009

ARGENTEX MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49995

(Commission File Number)

71-0867623

(IRS Employer Identification No.)

1112 West Pender Street, Suite 602, Vancouver, BC V6E 2S1

(Address of principal executive offices and Zip Code)

604.568.2496

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 10, 2009, we granted stock options to three of our directors, two employees and one investor relations consultant to purchase an aggregate of 1,385,000 shares of our common stock at an exercise price of $0.37 per share, for a term expiring February 10, 2014. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The grant is subject to acceptance by the TSX Venture stock exchange and the execution of stock option agreements by the grantees. All six of the grantees are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), and we issued all of these options in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 7.01	Financial Statements and Exhibits

On February 11, 2009, we issued a News Release announcing the granting of 1,385,000 stock options to our directors, officers, employees and investor relation providers, as required by the policies of the TSX Venture stock exchange.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks

By: Kenneth Hicks, President

Date: February 12, 2009